UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under §240.14a-12

FIRST HORIZON CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

TD B ank and F irst Hori z on: A W inning C ombination Benefi t s our customers, colleagu e s and communiti e s • TD B ank G r oup to acqui re F irst Hori z on C orpo r ation • Th e t r an s actio n i s e xpecte d t o cl o s e in th e firs t hal f o f TD’ s 2 02 3 fi s cal y ear 2 • All - cash t r ans action; immediately acc r eti v e to EPS at clo sing • Si x th - lar ge st U. S . bank af ter mer ger Scale TD Bank ’ s leading p r oduct s across First Horizon’s attractive markets in the Southeast U.S. Consumer Banking will deploy legendar y customer ser vice model in First Horizon’s markets Complementar y comme r cial banking pla t f orms deli v ering client - centric, comprehensive, and knowledgeable solutions Strong leadership teams with proven experience in growing market share in the U . S . Both companies are purpose - driven organizations with a shared, deep commitment to our communities Mar k et - centric busine ss model that leverages relationships and connections in the local communities we serve. P ro v en st r ong c r edit cultu r e and risk f r am ew or k s C ombined C ompa n y K e y Statisti cs 1 T r ans action Details Assets $ 614 B Deposits $ 469 B Customers 1 0 . 7 M Employees 3 3,900 Branches 1, 5 6 0 Compelling St r ategic B enefi t s

A Sha r ed C ommitment to our C ommuniti e s TD B ank’s purpose is to enrich the li v es of our customers, colleague s and communities . TD R eady C ommitment f our priority drivers of change: Financial Security, Vibrant Planet, Connected Communities and Better Health. TD Bank ta rgets contributing $1 billion in the markets in which it operates. TD Bank will contribute $ 40M to F irst Hori z on F oundations Di r ectors and O fficers Bryan Jordan, President and Chief Executive Officer of First Horizon, will join TD’s Senior Executive Team following the closing of the transaction as Vice Chair, TD Bank Group. At closing, he will also be named to the TD Bank U.S. Board of Directors as a director and Chair. He will continue to be based in Memphis. L eo S alom P r e sident & C E O , TD Bank “I am excited to welcome First Horizon’s associates, leaders and valued customers to TD once the transaction closes. As one team, with complementary businesses, distribution channels and a shared culture of best - in - class customer service, we will chart the next phase of growth together. The Southeastern U.S. represents a tremendous opportunity for TD and the addition of First Horizon’s commercial and specialty banking capabilities will position us as a leading national player in commercial banking. We will combine our resources and capabilities and continue to invest in the region as we focus on delivering the most differentiated banking experience in our markets.” B r y an J o r dan P r e sident & C E O , F irst Hori z on “This partnership with TD Bank creates extraordinary value for our shareholders and provides our clients with a broader product set and advanced technology. We have long respected TD Bank as a leader in U.S. banking and are confident that their additional investments in our local markets will accelerate growth and enhance our long history of community support.” C ombined N e w F ootprint • G r eater density in Florida, the C a r olinas and V i r ginia • F oothold f or g r o w th in Geo r gia and T ex as Pr o F orma U. S . F ootprint 22 States across combined footprint • Immediate p r es ence f or TD in f ast - g r owing state s Stat e s tha t o v erla p wit h T D (5) States First Horizon brings to TD (7) First Horizon Branches (412) T D sto r e s (1 , 1 4 8 ) Headquarters (Cherry Hill, NJ) Regional Offices – P o r tland, ME – Memphis , TN A w a r ds and R ecognition TD B ank • Top 50 Companies for Diversity, Diversity Inc. • TD Bank ranked highest in Customer Satisfaction for Small Business Banking in the South Region, J.D. Power 2021 3 • TD Bank ranked highest in Dealer Satisfaction among National Non - Captive Lenders with Prime Credit 4 F irst Hori z on • Gender - Equality Index, Bloomberg • Best Companies for Multicultural Women, Working Mother • Corporate Equality Index, Human Rights Campaign td.com | firsthorizon.com 1 Combined financial data for TD Bank and First Horizon as of December 31, 2021 | 2 TD Bank Group’s fiscal year begins on November 1, 2022 and ends on October 31, 2023. | 3 TD Bank ranked Highest in Customer Satisfaction with Small Business Banking in the South Region in the 2021 J.D. Power Small Business Banking Satisfaction Study. For J.D. Power 2021 award information visit jdpower.com/awards . | 4 J.D. Power 2021 U.S. Dealer Financing Satisfaction Study of dealers’ satisfaction; among companies between 375,000 and 910,000 transactions. Visit jdpower.com/awards for more information.

Forward-Looking Statements

This communication contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act, with respect to First Horizon Corporation (“First Horizon”)’s beliefs, plans, goals, expectations, and estimates. Forward-looking statements are not a representation of historical information, but instead pertain to future operations, strategies, financial results or other developments. The words “believe,” “expect,” “anticipate,” “intend,” “target”, “plan”, “estimate,” “should,” “likely,” “will,” “going forward” and other expressions that indicate future events and trends identify forward-looking statements.

Forward-looking statements are necessarily based upon estimates and assumptions that are inherently subject to significant business, operational, economic and competitive uncertainties and contingencies, many of which are beyond the control of First Horizon, and many of which, with respect to future business decisions and actions, are subject to change and which could cause actual results to differ materially from those contemplated or implied by forward-looking statements or historical performance. Examples of uncertainties and contingencies include factors previously disclosed in First Horizon’s reports filed with the U.S. Securities and Exchange Commission (the “SEC”) as well as the following factors, among others: the occurrence of any event, change or other circumstances that could give rise to the right of one or both of the parties to terminate the definitive merger agreement between First Horizon and The Toronto-Dominion Bank (“TD”); the outcome of any legal proceedings that may be instituted against First Horizon or TD, including potential litigation that may be instituted against First Horizon or its directors or officers related to the proposed transaction or the definitive merger agreement between First Horizon and TD related to the proposed transaction; the timing and completion of the transaction, including the possibility that the proposed transaction will not close when expected or at all because required regulatory, shareholder or other approvals are not received or other conditions to the closing are not satisfied on a timely basis or at all, or are obtained subject to conditions that are not anticipated; interloper risk; the risk that any announcements relating to the proposed combination could have adverse effects on the market price of the common stock of First Horizon; certain restrictions during the pendency of the merger that may impact First Horizon’s ability to pursue certain business opportunities or strategic transactions; the possibility that the transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; diversion of management’s attention from ongoing business operations and opportunities; reputational risk and potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the transaction; First Horizon’s success in executing its business plans and strategies and managing the risks involved in the foregoing; currency and interest rate fluctuations; exchange rates; success of hedging activities; material adverse changes in economic and industry conditions, including the availability of short and long-term financing; general competitive, economic, political and market conditions; changes in asset quality and credit risk; the inability to sustain revenue and earnings growth; inflation; customer borrowing, repayment, investment and deposit practices; the impact, extent and timing of technological changes; capital management activities; other actions of the Board of Governors of the Federal Reserve System, the Office of the Comptroller of the Currency and the Federal Deposit Insurance Corporation and legislative and regulatory actions and reforms; the pandemic created by the outbreak of COVID-19 and its variants, and resulting effects on economic conditions, restrictions imposed by public health authorities or governments, fiscal and monetary policy responses by governments and financial institutions, and disruptions to global supply chains; and other factors that may affect future results of First Horizon.

We caution that the foregoing list of important factors that may affect future results is not exhaustive. Additional factors that could cause results to differ materially from those contemplated by forward-looking statements can be found in First Horizon’s Annual Report on Form 10-K for the year ended December 31, 2020, and in its subsequent Quarterly Reports on Form 10-Q filed with the SEC and available in the “Investor Relations” section of First Horizon’s website, http://www.first horizon.com, under the heading “SEC Filings” and in other documents First Horizon files with the SEC.

Important Other Information

In connection with the proposed transaction, First Horizon intends to file relevant materials with the SEC, including a proxy statement on Schedule 14A.

This communication does not constitute an offer to sell or a solicitation of an offer to buy any securities or a solicitation of any vote or approval. SHAREHOLDERS OF FIRST HORIZON ARE URGED TO READ, WHEN AVAILABLE, ALL RELEVANT DOCUMENTS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) FILED WITH THE SEC, INCLUDING FIRST HORIZON’S PROXY STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT FIRST HORIZON AND THE PROPOSED TRANSACTION.

Investors and shareholders of First Horizon will be able to obtain a free copy of the proxy statement as well as other relevant documents filed with the SEC without charge at the SEC’s website (http://www.sec.gov). Copies of the proxy statement and the filings with the SEC that will be incorporated by reference in the proxy statement can also be obtained, without charge, by directing a request to Clyde A. Billings Jr., First Horizon Corporation, 165 Madison, Memphis, TN 38103, telephone (901) 523-4444.

Participants in the Solicitation

First Horizon and certain of its directors, executive officers and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction under the rules of the SEC. Information regarding First Horizon’s directors and executive officers is available in the proxy statement for its 2021 annual meeting of shareholders, which was filed with the SEC on March 15, 2021, and certain of its Current Reports on Form 8-K. Other information regarding the participants in the solicitation of proxies in respect of the proposed transaction and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC. Free copies of these documents, when available, may be obtained as described in the preceding paragraph.